As filed with the Securities and Exchange Commission on July 23, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ________________
                         WINTRUST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            ILLINOIS                                     36-3873352
  (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)

                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
    (Address, including zip code of registrant's principal executive office)
                                ________________
                         WINTRUST FINANCIAL CORPORATION
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                ________________
                                DAVID A. DYKSTRA
                         WINTRUST FINANCIAL CORPORATION
                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
                                 (847) 615-4096
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                   COPIES TO:

                             JENNIFER R. EVANS, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                                   SUITE 2500
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                ________________


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
        TITLE OF SECURITIES            AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
          TO BE REGISTERED              REGISTERED        PER SHARE(1)            PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, without par value*         900,000             $30.74             $27,666,000           $2,546
=====================================================================================================================

* Including the preferred share purchase rights associated therewith.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) based on the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market on July 22, 2002.
(2) An aggregate of 2,650,063 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by Registration Statement on Form S-8 (File Nos. 333-33459 and 333-52650). Registration fees of $7,497 and $1,765, respectively, were paid with respect to the shares registered in those filings. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance under the Plan.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock previously registered on Registration Statements on Form S-8 (File No. 333-33459 and File No. 333-52650).

=====================================================================================================================

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                  PROSPECTUSES

Note: This Registration Statement relates to the registration of 900,000 additional shares of Common Stock of Wintrust Financial Corporation (the "Registrant" or "Wintrust") reserved for issuance and delivery under the Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended (the "Plan"). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's shareholders on May 23, 2002. Pursuant to the Form S-8 Registration Statements filed by the Registrant on August 12, 1997 and December 22, 2000, the Registrant has previously registered an aggregate of 3,581,038 shares of Common Stock (as adjusted to reflect all stock splits and stock dividends to date) of which 2,650,063 shares remain available for issuance under the Plan. The contents of those Form S-8 Registration Statements (File Nos. 333-33459 and 333-52650) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

         The documents containing the information required by this section, which also relate to the shares remaining available which were previously registered under the above-referenced Registration Statements, will be given to those persons who participate in the Plan, all of whom are employees of the Registrant or its subsidiaries. Such documents are not required to be filed with the Commission as a part of this Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated, as of their respective filing dates, in this Registration Statement by reference:

                  A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  B. Registrant's Quarterly Report on Form 10-Q, as amended on Form 10-Q/A, for the period ended March 31, 2002.

                  C. Current Reports on Form 8-K dated January 17, 2002, February 20, 2002 and April 19, 2002.

                  D. Form S-8 Registration Statements (File Nos. 333-33459 and 33-52650) filed with the Commission on August 12, 1997 and December 22, 2000.

                  E. The description of Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on Form 8-A filed with the Commission on January 3, 1997, and the description of Registrant's preferred share purchase rights contained in the Registrant's Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act on Form 8-A filed with the Commission on August 28, 1998, and all amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for Wintrust by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois. Douglas J. Lipke, a partner in the law firm of Vedder, Price, Kaufman & Kammholz, serves as a non-voting advisor to the board of directors of Hinsdale Bank and Trust Company, a subsidiary of Wintrust.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Amended and Restated Articles of Incorporation provide as follows:

         ARTICLE EIGHT No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, PARAGRAPH 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section
8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         PARAGRAPH 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         PARAGRAPH 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         PARAGRAPH 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         PARAGRAPH 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person, has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and
(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

         (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorney's fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation has paid indemnity or has advanced expenses to a director or officer under subsection (b) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this

Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         (l) The changes to this Section made by this amendatory Act of the 92nd General Assembly apply only to actions commenced on or after the effective date of this amendatory Act of the 92nd General Assembly. (Last amended by P.A. 92-0033, L. '01, eff. 7-1-01.)

         The Company has purchased $20 million in insurance policies which insure Wintrust's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, Wintrust maintains fiduciary liability coverage up to a $2 million limit and trust errors and omissions coverage up to a limit of $15 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the Commission on December 24, 1996).

4.2 Amended By-Laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3(i) of Registrant's Form 10-Q for the quarter ended June 30, 1998).

4.3 Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to Registrant's Proxy Statement filed with the Commission on April 29, 2002).

4.4 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998).

4.5 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).

5.1      Opinion of Vedder, Price, Kaufman & Kammholz regarding legality.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 22nd day of July, 2002.

                                    Wintrust Financial Corporation


                                    By:/s/Edward J. Wehmer
                                       -----------------------------------------
                                       Edward J. Wehmer
                                       President and Chief Executive Officer

         We, the undersigned directors of Wintrust Financial Corporation, and each of us, do hereby constitute and appoint each and any of John S. Lillard, Edward J. Wehmer and David A. Dykstra our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 22nd day of July, 2002 in the capacities indicated.

                SIGNATURE                                      TITLE
                ---------                                      -----

       /s/Edward J. Wehmer
-------------------------------------            President and Chief Executive
          Edward J. Wehmer                            Officer and Director

       /s/David A. Dykstra
-------------------------------------           Senior Executive Vice President,
          David A. Dykstra                        Chief Operating Officer and
                                                    Chief  Financial Officer
                                                  (Principal Financial Officer)

       /s/David L. Stoehr
-------------------------------------           Senior Vice President -- Finance
          David L. Stoehr                        (Principal Accounting Officer)

        /s/John S. Lillard
-------------------------------------                 Chairman and Director
           John S. Lillard

                SIGNATURE                                      TITLE
                ---------                                      -----

         /s/Joseph Alaimo
-------------------------------------                         Director
            Joseph Alaimo

          /s/Peter D. Crist
-------------------------------------                         Director
             Peter D. Crist

-------------------------------------                         Director
          Bruce K. Crowther

         /s/Bert A. Getz, Jr.
-------------------------------------                         Director
            Bert A. Getz, Jr.

        /s/William C. Graft
-------------------------------------                         Director
           William C. Graft

-------------------------------------                         Director
           Philip W. Hummer

       /s/Raymond L. Kratzer
-------------------------------------                         Director
          Raymond L. Kratzer

        /s/James B. McCarthy
-------------------------------------                         Director
           James B. McCarthy

     /s/Marguerite Savard McKenna
-------------------------------------                         Director
        Marguerite Savard McKenna

         /s/Albin F. Moschner
-------------------------------------                         Director
            Albin F. Moschner

-------------------------------------                         Director
            Dorothy M. Mueller

           /s/Thomas J. Neis
-------------------------------------                         Director
              Thomas J. Neis

                SIGNATURE                                      TITLE
                ---------                                      -----

        /s/Christopher J. Perry
-------------------------------------                         Director
           Christopher J. Perry

        /s/Hollis W. Rademacher
-------------------------------------                         Director
           Hollis W. Rademacher

         /s/Penelope J. Randel
-------------------------------------                         Director
            Penelope J. Randel

        /s/J. Christopher Reyes
-------------------------------------                         Director
           J. Christopher Reyes

           /s/Peter P. Rusin
-------------------------------------                         Director
             Peter P. Rusin

          /s/John N. Schaper
-------------------------------------                         Director
             John N. Schaper

         /s/John J. Schornack
-------------------------------------                         Director
            John J. Schornack

        /s/Ingrid S. Stafford
-------------------------------------                         Director
           Ingrid S. Stafford

-------------------------------------                         Director
         Katharine V. Sylvester

          /s/Larry V. Wright
-------------------------------------                         Director
             Larry V. Wright

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
------                            ----------------------

4.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the Commission on December 24, 1996).

4.2 Amended By-Laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3(i) of Wintrust's Form 10-Q for the quarter ended June 30, 1998).

4.3 Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to Registrant's Proxy Statement filed with the Commission on April 29, 2002).

4.4 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998).

4.5 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).

5.1      Opinion of Vedder, Price, Kaufman & Kammholz regarding legality.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of the Registration Statement).